CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Aquila Narragansett Tax-Free Income Fund and to the use of our reports dated May 29, 2013 on the financial statements and financial highlights of Aquila Narragansett Tax-Free Income Fund.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 25, 2013